Exhibit 23.2



                          Independent Auditor's Consent


We consent to the use in this Registration Statement of American Portfolios Holdings, Inc., on Form SB2 of our report dated April 10, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Holtz Rubenstein & Co., LLP

September 8, 2003
Melville, New York